Exhibit (h)(9)(b)

AMENDMENT

TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE AGENCY AGREEMENT (this “Amendment”) is made as of November __, 2025 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH&Co.” or the “Administrator”), and GUINNESS ATKINSON FUNDS, a Delaware statutory trust (the “Trust”), on behalf of each of its series portfolios listed on Appendix A to the Agreement (each a “Portfolio” and collectively, the “Portfolios”), registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

WHEREAS, the Administrator and the Trust entered into an Administrative Agency Agreement, dated as of July 12, 2019 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Administrator and the Trust desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Administrator and the Trust hereby agree as follows:

1.           The Agreement is hereby amended by deleting the existing Appendix A to the Agreement and replacing it with the Appendix A attached hereto to reflect:

a.	name changes for each of the following Portfolios:

•	Guinness Atkinson Smart Transportation & Technology ETF, formerly known as SmartETFs Smart Transportation & Technology ETF

•	Guinness Atkinson Sustainable Energy ETF, formerly known as SmartETFs Sustainable Energy II ETF

•	Guinness Atkinson Dividend Builder ETF, formerly known as Smart ETFs Dividend Builder ETF

•	Guinness Akinson Asia Pacific Dividend Builder ETF, formerly known as SmartETFs Asia Pacific Dividend Builder ETF

b.	the addition of the following Portfolios:

•	Guinness Atkinson US Dividend Builder ETF
•	Guinness Atkinson International Dividend Builder ETF
•	Guinness Atkinson Real Assets Income ETF

2.           This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement.

3.           This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.           This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Administrative Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

GUINNESS ATIKINSON FUNDS ON BEHALF OF

SERIES PORTFOLIOS LISTED ON EXHIBIT A HERETO

By:
Name:
Title:
Date:

Exhibit A

to Administrative Agency Agreement

List of Portfolios

Dated as of November __, 2025

Mutual Funds

Guinness Atkinson Alternative Energy Fund

Guinness Atkinson Asia Focus Fund

Guinness Atkinson China & Hong Kong Fund

Guinness Atkinson Global Energy Fund

Guinness Atkinson Global Innovators Fund

ETFs

Guinness Atkinson Smart Transportation & Technology ETF, f.k.a. SmartETFs Smart Transportation & Technology ETF

Guinness Atkinson Sustainable Energy ETF, f.k.a. SmartETFs Sustainable Energy II ETF

Guinness Atkinson Dividend Builder ETF, f.k.a. SmartETFs Dividend Builder ETF

Guinness Atkinson Asia Pacific Dividend Builder ETF, f.k.a. SmartETFs Asia Pacific Dividend Builder ETF

Guinness Atkinson US Dividend Builder ETF

Guinness Atkinson International Dividend Builder ETF

Guinness Atkinson Real Assets Income ETF